Exhibit 99.1

AUDACY REPORTS SECOND QUARTER RESULTS

Adjusted EBITDA Increased 116% in the Second Quarter

And 128% in the First Half of 2024

PHILADELPHIA, PA – August 9, 2024 – Audacy, Inc. (OTC: AUDAQ) today reported financial results for the quarter ended June 30, 2024.

David J. Field, Chairman, President and Chief Executive Officer, stated: “Audacy continued to deliver strong 2024 financial performance with Q2 Adjusted EBITDA more than doubling, up 116% vs. prior year. For the first six months of 2024, Adjusted EBITDA is up 128%. Our accelerating financial performance reflects our significant revenue share gains, low-teen growth in digital advertising, high single-digit growth in network radio, and prudent expense reductions, offsetting continued weakness in traditional ad markets.

Notably, our transformational, strategic investments are emerging as a critical driver in our accelerating performance. Recent improvements in our streaming and podcasting platforms, along with further enhancements to our digital monetization and programmatic capabilities are increasing their impact on our top-line and bottom-line results.

As previously announced, we received court approval of our consensual pre-packaged Plan of Reorganization in February and are awaiting FCC approval to complete the process. We continue to expect final approval and emergence to occur during the current quarter.

The third quarter is currently pacing up low-single digits, and we expect another quarter of significant Adjusted EBITDA growth.

Our team has done an outstanding job driving our progress and accelerating performance while simultaneously administering our reorganization plan, all without disruption to our partners, listeners, customers, vendors or our staff. We look forward to a bright future as a strong, scaled leader in the dynamic audio market, distinguished by our industry-leading balance sheet, our top positions in the country’s largest markets and our exclusive premium content highlighted by our unrivaled leadership in sports audio.”

Second Quarter Summary

•	Net revenues for the quarter were $301.6 million, up 1% compared to $298.5 million in the second quarter of 2023

•	Total Radio revenues decreased by 3%, while Digital revenues increased by 12%

•	Operating loss for the quarter was $3.0 million, compared to an operating loss of $135.3 million in the second quarter of 2023

•	Adjusted EBITDA for the quarter was $31.1 million, up 116% compared to $14.4 million in the second quarter of 2023

•	For the first half of 2024, Adjusted EBITDA was $40.7 million, up 128% compared to $17.9 million in the first half of 2023

•

Total operating expenses for the quarter were $304.6 million, which includes a non-cash impairment loss of $5.5 million and a loss on asset sale of $0.6 million, compared to $433.8 million in the second quarter of 2023, which included a net gain on sale of $9.9 million and a non-cash impairment loss of $125.4 million

•	Cash operating expenses for the quarter were $270.5 million, down 5% compared to $284.1 million in the second quarter of 2023

•	Adjusted free cash flow for the quarter was $18.0 million

•

During the quarter, the Company recorded $13.6 million of Other Income related to cash received for shares it owned in Broadcast Music Inc. (“BMI”), which was acquired by New Mountain Capital, LLC. In total, the Company received $39.1 million from the sale of its stock in BMI

•	As of June 30, 2024, the Company’s liquidity, which includes cash, excluding restricted cash, and the Company’s undrawn Accounts Receivable Facility capacity, was $126.5 million

•	In July, the Company completed the sale of an FM station in Greenville, SC, that was required by FCC regulations

Market Share Highlights

•	Audacy’s total revenue market share grew approximately 60 basis points in the second quarter, with Radio market share increasing by approximately 40 basis points

•	For the first half of 2024, Audacy’s total revenue market share and Radio market share both grew approximately 50 basis points

Third Quarter Pacing

•	The third quarter is currently pacing up low single digits. July finished up low single-digits

•	Radio is currently pacing down low single digits for the quarter and Digital revenue is pacing up mid-teens

Recent Company Developments

•	Streaming Platform Growth

With continued enhancements in the Audacy platform, Streaming listening continues to grow, with increases in Total Listening Hours during the quarter led by Sports, which again grew double-digits year over year. Installs of the Audacy app also grew double-digits during the quarter.

•	Exclusive Artist Content

Audacy launched “On the Record,” an exclusive interview series in which the biggest artists walk through their new albums. Artists featured in Q2 included Billie Eilish, Camilla Cabello and Twenty One Pilots. An exclusive “Check In” series continues to connect with fans and their favorite artists. Q2 Check Ins included The Black Keys, Dua Lipa, Glass Animals, Usher and Dwayne “The Rock” Johnson.

•	New Podcast Content and Partnerships

Audacy Podcasts, the #1 Sports Podcast Network according to Triton, launched more than a dozen shows in the quarter with 3 shows in the Top Ten on the Apple Podcasts Chart, including Hysterical, Status: Untraced, and Who Killed the Video Star? The Story of MTV, along with season 2 of the wildly popular WNBA Podcast Queens of the Court with Sheryl Swoopes and Jordan Ligons Robinson, and the new show Women Talkin’ ‘Bout Murder in partnership with Amy Poehler. The company also announced a new strategic partnership with Jenna Fischer and Angela Kinsey for their critically acclaimed series Office Ladies, which debuts at Audacy in August.

•	Continuing Audience Growth

With the release of Spring (Apr/May/June) ratings, Audacy notched its 9th consecutive quarter of YoY A24-54 AQH Persons Share Ratings growth. June’s PPM release marked the 28th consecutive month that Audacy outpaced the overall radio market.

•	Restructuring

The Company received court approval of its consensual pre-packaged Plan of Reorganization in late February. Under the Plan, the company’s debt will be reduced by 80%. The Company is now awaiting FCC approval to complete the process.

The company will not be holding a conference call regarding the second quarter earnings release.

About Audacy

Audacy, Inc. is a leading multi-platform audio content and entertainment company that connects with 200 million consumers. Powered by its exclusive, premium audio content that includes unrivaled leadership positions in news and sports radio, Audacy operates one of the country’s two scaled radio broadcasting groups, a rapidly growing direct-to-consumer digital audio platform, multiple audio networks, a major event business and a leading, award-winning podcast studio. Learn more at www.audacyinc.com, Facebook, X, LinkedIn and Instagram.

Certain Definitions

All references to per-share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Total Radio Revenues consist of spot revenues plus network revenues, including political advertising.

Station Expenses consist of station operating expenses excluding non-cash compensation expenses.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expenses.

Cash Operating Expenses consist of operating expenses excluding non-cash expenses and other items excluded in the calculation of Adjusted EBITDA.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); (gain) loss on early extinguishment of debt; liability management expenses; reorganization items; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consist of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements about market conditions, the Company’s revenue guidance, and the Company’s ability to capitalize on its growth opportunities, develop digital demand, enhance its balance sheet and regain compliance with the NYSE’s minimum price condition, are based upon current expectations and involve certain risks and uncertainties. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
STATEMENTS OF OPERATIONS
Net Revenues	$301,610	$298,513	$563,417	$558,148

Station Expenses	251,516	265,687	483,908	498,902
Station Expenses - Non-Cash Compensation	199	433	300	1,146
Corporate Expenses	20,914	25,206	43,658	49,327
Corporate Expenses - Non-Cash Compensation	180	674	383	1,852
Depreciation And Amortization	21,714	17,575	43,624	35,017
Other Expenses	72	243	161	353
Impairment Loss	5,473	125,355	5,629	130,405
Restructuring Charges	3,870	8,511	4,312	10,932
Net Loss (Gain) On Sale Or Disposal of Assets	634	(9,876)	(15,170)	(22,280)

Total Operating Expenses	304,572	433,808	566,805	705,654

Operating Loss	(2,962)	(135,295)	(3,388)	(147,506)

Net Interest Expense, net	2,759	34,548	8,126	66,929
Reorganization expenses, net	8,063	—	34,097	—
Other Income	(13,629)	—	(39,119)	—

Loss Before Income Taxes	(155)	(169,843)	(6,492)	(214,435)
Income Tax Benefit	(3,086)	(44,041)	(7,571)	(52,730)

Net Income (Loss)	$2,931	$(125,802)	$1,079	$(161,705)

Net Income (Loss) Per Share - Basic	$0.62	$(26.64)	$0.23	$(34.24)
Net Income (Loss) Per Share - Diluted	$0.62	$(26.64)	$0.23	$(34.24)
Weighted Common Shares Outstanding - Basic	4,729,597	4,723,023	4,729,597	4,723,023
Weighted Common Shares Outstanding - Diluted	4,734,537	4,723,023	4,733,902	4,723,023

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE

Spot (local and national)	$179,667	$187,114	$333,247	$346,423
Digital (including podcasting)	74,390	66,655	137,138	123,580
Network	22,296	20,824	44,243	40,692
Sponsorships and Events	13,179	11,938	26,522	24,382
Other	12,078	11,982	22,267	23,071

	$301,610	$298,513	$563,417	$558,148

Political	$2,261	$1,265	$4,337	$2,111

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT

Music	$146,813	$145,317	$277,213	$273,439
Sports	71,088	65,612	127,697	118,753
News/Talk	43,059	44,087	83,093	86,455
Non-format specific	40,650	43,497	75,414	79,501

	$301,610	$298,513	$563,417	$558,148

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$9,811	$11,406	$16,760	$25,024
Adjusted Income Taxes Paid (Refunded)	$790	$1,687	$934	$1,926
Reorganization items	$5,819	$—	$17,236	$—

SELECTED BALANCE SHEET DATA	June 30, 2024	December 31, 2023
Cash, Cash Equivalents and Restricted Cash	$105,595		$72,994
DIP Facility	$32,000	$	n/a
Senior Debt - Term B-2 Loan (1)	$632,415		$632,415
Senior Debt - Revolver (1)	$220,126		$220,126
Senior Secured Notes - 2027 (1)	$460,000		$460,000
Senior Secured Notes - 2029 (1)	$540,000		$540,000
Accounts Receivable Facility	$75,000		$75,000
Total Shareholders’ Deficit	$(612,991)		$(614,753)

(1)	Debt instrument is recorded in Liabilities Subject to Compromise for June 30, 2024

OTHER FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Reconciliation Of GAAP Net Loss To Adjusted EBITDA and To Adjusted Free Cash Flow

Net Income (Loss)	$2,931	$(125,802)	$1,079	$(161,705)
Income Tax Benefit	(3,086)	(44,041)	(7,571)	(52,730)
Net Interest Expense	2,759	34,548	8,126	66,929
Corporate Expenses - Non-Cash Compensation	180	674	383	1,852
Station Expenses - Non-Cash Compensation	199	433	300	1,146
Depreciation And Amortization	21,714	17,575	43,624	35,017
Other Expenses	72	222	161	268
Restructuring Charges	3,870	8,511	4,312	10,932
Reorganization Items	8,063	—	34,097	—
COVID-19 Related Expenses	—	—	—	91
Non-Recurring Expenses Otherwise Included in Corporate Expenses	—	3	—	42
Liability Management Expenses	1,828	5,825	4,001	6,971
Impairment Loss	5,473	125,355	5,629	130,405
Deferred Compensation Expense	141	965	889	965

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Other Income	$(13,629)	$—	$(39,119)	$—
Net Loss (Gain) On Sale Or Disposal of Assets	634	(9,876)	(15,170)	(22,280)

Adjusted EBITDA	31,149	14,392	40,741	17,903

Net Interest Expense	(2,759)	(34,548)	(8,126)	(66,929)
Deferred Financing Costs Included In Interest Expense	233	2,176	443	3,440
Amortization Debt Premium Included In Interest Expense	—	(255)	—	(511)
Net Capital Expenditures	(9,811)	(11,406)	(16,760)	(25,024)
Adjusted Income Taxes (Paid) Refunded	(790)	(1,687)	(934)	(1,926)

Adjusted Free Cash Flow	$18,022	$(31,328)	$15,364	$(73,047)